UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) May 16, 2024

SYNERGY EMPIRE LIMITED
(Exact name of registrant as specified in its chapter)

Nevada	333-235700	38-4096727
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lot 1G & 2G, Kompleks Lanai No. 2, Persiaran Seri Perdana 62250 Putrajaya, Malaysia
(Address of principal executive offices)	(Zip Code)

+603 8890 2968

Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SHMY	OTCQB

Item 5.03	Amendments to Articles of Incorporation or Bylaws

On May 16, 2024, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment (the “Certificate of Amendment”) increasing the number of authorized shares of (i) common stock, $0.0001 par value per share, from 5,000,000 shares to 50,000,000 shares; and (ii) undesignated preferred stock, $0.0001 par value per share from 500,000 shares to 20,000,000 shares. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

In addition, on May 16, 2024, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation (the “Series A Certificate of Designation”) describing the preferences, rights and limitations of the Company’s Series A Preferred Stock, $0.0001 par value per share. The Series A Certificate of Designation authorized the issuance of up to 10,000,000 shares of Series A preferred stock, par value $0.001 per share (the “Series A Preferred Stock”), with a stated value equal to $1.00 per share.

Holders of the Series A Preferred Stock are entitled to 1 vote per share on matters submitted to a vote of the Company’s stockholders. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary of involuntary, the holders of the Series A Preferred Stock will be entitled to receive out of the assets of the Company an amount equal to the stated value of the Series A Preferred Stock and any other fees or liquidated damages then due and owing, for each share of Series A Preferred Stock before any distribution or payment is made to the holders of any junior securities, and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series A Preferred Stock will be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

The foregoing descriptions of the Certificate of Amendment and the Series A Certificate of Designation are qualified in its entirety by the provisions of the Certificate of Amendment and the Series A Certificate of Designation filed hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Document

3.1	Certificate of Amendment

3.2	Series A Certificate of Designation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNERGY EMPIRE LIMITED

Date: May 22, 2024	By:	H’sien Loong Wong
	Name:	H’sien Loong Wong
	Title:	President